Exhibit 99.1

Nano Magic Inc. Responds to Securities Trading Suspension

For Immediate Release

DETROIT, Michigan – May 6, 2020 – Nano Magic Inc. (OTCMKT: NMGX), , announced today, in connection with an Order of Suspension of Trading issued on April 30, 2020 by the Securities and Exchange Commission (“SEC”), that neither the Company, nor its officers or directors were the source of “information in the marketplace claiming that the Company has a patent for a disinfectant that kills ‘coronavirus’” referenced in the Order instituting a 10-day suspension in the trading of the Company’s securities that the SEC described as in the public interest and the protection of investors. The Company believes that the “information” to which the SEC refers is information that may have been posted by third parties on internet message boards.

The Company cautions investors to rely only on information released by the Company in its current and periodic reports filed with the SEC, and in press releases that the Company, from time to time, may issue. The Company has a strict policy of not communicating on internet message boards and a policy of not communicating with persons seeking to obtain information from the Company outside of the Company’s public filings and official statements.

The SEC, in 2013, published a warning for investors that the internet enables individuals and companies “to communicate with a large audience … by … posting a message on an online bulletin board, entering a discussion in a live ‘chat’ room, or sending mass e-mails….But it’s nearly impossible for investors to tell the difference between fact and fiction.” Accordingly, persons interested in accurate and current information about the Company only should consult the Company’s public SEC filings and official statements. The Company stands fully behind the accuracy of its public SEC filings and official statements.

The Company at no time and in no medium has communicated or published information claiming that “the Company has a patent for a disinfectant that kills ‘coronavirus.’” The Company has no knowledge of the source of such information entering the marketplace. The Company’s practice is to cooperate with non-public inquiries conducted by regulators.

The Company does have four issued patents – two issued in April 2017, one issued in November 2018, and one issued in October 2019 – relating to the Company’s work in disinfectants. The testing on the Company’s formulations for the four patents all occurred prior to the filing in 2015 of the patent applications. There is no reference to the specific strain of coronavirus that is the subject of current popular and widespread interest and possible solutions in any of the four patent applications because the newest strain of coronavirus was unknown at the time of the patent applications.

The Company looks forward to the resumption of the trading of its securities, at which time investors should rely only on information published by the Company.

The Company has retained experienced outside counsel to address any questions that the SEC may raise that relate to the 10-day suspension of trading in the Company’s securities. The SEC imposed a 10-day trading suspension; the SEC did not bring a civil enforcement action against the Company or any of its officers or directors. The Company is actively continuing its business operations.

About Nano Magic Inc.

Nano Magic Inc. (OTCMKT: NMGX) is a leader in creating and bringing to market cutting-edge nanotechnology powered applications formulated and packaged in the U.S.A. with special expertise in liquid products to apply to surfaces such as glass, porcelain, and ceramic. Consumer products include lens care, electronic device hygiene and protection, anti-fog solutions (sport and safety), as well as household cleaning and auto protection. Other applications include, interior/exterior display panels, touch screens, glass displays and screens, windshields, solar panels, glass countertops and display cases, china, porcelain, glass tableware, toilets, sinks, shower doors and more. Nano Magic also develops and sells printable inks and pastes, and graphene foils. Nano Magic’s Innovation and Technology Center in Austin, TX engages in contract research and development work for government and private customers. Nano Magic focuses on innovative and advanced product solutions harnessing the magic power of nanotechnology to create a safer, more socially conscious, and higher performing world.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, many of which are outside of our control, concerning our business, products, and financial results. Actual results may differ materially from the results discussed.  More information about our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2018, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”).

All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above. All forward-looking statements apply only as of the date hereof. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances, except as required by law.

Contact Information

Jeanne Rickert, Esq., General Counsel

j.rickert@nanomagic.com

(844) 273-6462